Exhibit 4.7

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of August 29, 2018, by and between Attis Industries Inc., a New York corporation (the “Company”), and Goldman Sachs & Co. LLC, a New York limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Registration Rights Agreement, dated as of January 30, 2017 (the “Original Agreement”); and

WHEREAS, in connection with, and pursuant to, the Securities Purchase Agreement, dated as of the date hereof, between the Company and an Affiliate of the Purchaser (the “Purchase Agreement”), the Company and the Purchaser have agreed to amend and restate the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:

1. REGISTRATION RIGHTS.

1.1 Required Registration.

(a) No later than the Filing Date, the Company shall file with the Commission a registration statement relating to the resale by the Holder of all (or such other number as the Commission will permit) of the Shares. The Company shall (a) register the resale of the Shares on Form S-1, and (b) upon written request to the Company from the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders), undertake to register the Shares on Form S-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Shares has been declared effective by the Commission. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the registration statement required to be filed pursuant to this Section 1.1 to be declared effective under the Securities Act within thirty (30) days after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Shares covered by such registration statement (x) have been sold, thereunder or pursuant to Rule 144, or (y) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holder (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a registration statement as of 5:00 p.m. Eastern Time on a Trading Day (as defined in the Purchase Agreement). The Company shall immediately notify the Holder via facsimile or by e-mail of the effectiveness of a registration statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such registration statement. The Company shall, by 9:30 a.m. Eastern Time on the second (2nd) Trading Day after the effective date of such registration statement, file a final prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within two (2) Trading Days of such notification of effectiveness or failure to file a final prospectus as foresaid shall be deemed an Event under Section 1.1(c).

(b) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 1.1(c), if at any time the Shares are registered on a registration statement other than a Form S-1 or other registration statement for which no other form is authorized or prescribed, the Commission or any SEC Guidance sets forth a limitation on the number of Shares permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Shares), unless otherwise directed in writing by a Holder as to its Shares, the number of Shares to be registered on such registration statement will be reduced as follows:

(i)	first, the Company shall reduce or eliminate any securities to be included by any Person other than MEF I, L.P. and its Affiliates, or their successors and assigns;

(ii)	second, the Company shall reduce or eliminate any securities to be included by any Person other than the Holders, YA Global Investments L.P., EXO Opportunity Fund LLC and each of their respective Affiliates, or their successors and assigns (collectively, the “Secondary Parties”); and

(iii)	third, the Company shall reduce or eliminate Shares held by the Secondary Parties (applied, in the case that some Shares may be registered, to each Secondary Party on a pro rata basis based on the total number of unregistered Shares held by such Secondary Party). In the event of a cutback hereunder, the Company shall give the Holder at least seven (7) Trading Days prior written notice along with the calculations as to the Holder’s allotment.

For the avoidance of doubt, nothing in this Section 1.1(b) shall eliminate the Company’s obligation under Section 1.1(a) with respect to any Shares excluded from the registration statement on Form S-3 to maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Shares has been declared effective by the Commission.

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(c) If: (i) the Initial Registration Statement is not filed on or prior to the Filing Date (if the Company files the Initial Registration Statement without providing the Holders the opportunity to review and comment on the same as required by this Agreement, the Company shall be deemed to have not satisfied this clause (i)) or (ii) the Company fails to file with the Commission a request for acceleration of a registration statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such registration statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such registration statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such registration statement to be declared effective, or (iv) a registration statement registering for resale all of the Shares is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a registration statement, such registration statement ceases for any reason to remain continuously effective as to all Shares included in such registration statement, or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Shares, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) thirty (30) calendar days after the date on which such Event occurs, and for purpose of clause (ii), the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date thereafter (if the applicable Event shall not have been cured by such date) or any pro rata portion thereof, until the applicable Event is cured or ninety (90) calendar days after the applicable Event Date, whichever occurs first, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the product of one percent (1.0%) multiplied by the aggregate Series F Stated Value (as defined in the Articles) of the Series F Preferred Stock issued under the Purchase Agreement (the “Series F Preferred Stock”); provided that the maximum amount payable thereunder shall not exceed four percent (4%) of the aggregate Series F Stated Value. If the Company fails to pay any partial liquidated damages pursuant to this Section 1.1(c) in full within seven (7) Trading Days after the date payable, the Company will pay interest thereon at a rate of eight percent (8%) per annum (or such lesser amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

1.2 Demand Registration Rights. If, at any time during the Effectiveness Period, there is not one or more effective registration statements covering all of the Shares, so long as the Holder holds Shares anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $500,000, the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders) shall have the right to require the Company to file registration statements, including a shelf registration statement (if the Company is eligible at such time to utilize a shelf registration for the Shares), and if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of the Shares, by delivering a written request therefor to the Company. Such request shall state the number of Shares to be disposed of and the intended method of disposition of such shares by the Holder. In the event there are multiple Holders, the Company shall give notice to all other Holders of the receipt of a request for registration pursuant to this Section 1.2 and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its commercially reasonable best efforts to effect promptly the registration statement registering all shares on Form S-3 (or a comparable successor form) to the extent requested by the Holder, but in any event shall cause the registration statement to become effective within ninety (90) days after the date of the request by the Holder (or 120 days in the event of a “full review” by the Commission). The Company shall use its commercially reasonable best efforts to keep such registration statement effective until the earlier of one hundred twenty (120) days or until the Holder has completed the distribution described in such registration statement. Notwithstanding the forgoing, to the extent that registration on Form S-3 is not available to the Holder under this Section 1.2, the Company shall use commercially reasonable efforts to effect such registration on Form S-1 under the Securities Act.

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1.3 Piggyback Registration.

(a) If, at any time during the Effectiveness Period, there is not an effective registration statement covering all of Shares and the Company proposes to register any of its Equity Securities under the Securities Act in connection with an underwritten public offering of such shares of such Equity Securities, then the Company will promptly give notice to the Holder of its intention to do so. Upon the request of any Holder received within ten (10) days after receipt of any such notice from the Company, the Company will, in each instance, cause such Holder’s Shares to be registered under the Securities Act and registered or qualified, as the case may be, under any state securities laws; provided, however, that the obligation to give such notice and to cause such registration shall not apply to any registration (i) on Form S-8 (or any successor form), (ii) of solely a dividend reinvestment plan or (iii) for the sole purpose of offering registered securities to another Person in connection with the acquisition of assets or Equity Securities of such Person or in connection with a merger, consolidation, combination or similar transaction with such Person.

(b) In connection with any underwritten offering of securities on behalf of the Company or any Stockholder, the Company shall not be required to include any Shares held by a Holder unless the Holder agrees to the reasonable and customary terms of the underwriting; provided, however, that (i) such Holder shall not be required to make any representation other than that it is the owner of the applicable Shares that are being included in the offering and that it has full power and authority to transfer them pursuant such offering, and (ii) the total indemnification or other liability of such Holder thereunder shall be limited to the aggregate net cash proceeds received by such Holder from the sale of such Shares in such offering.

(c) The Company will include in any registration effected pursuant to this Section 1.3 (i) first, securities offered to be sold by the Company and by any holder of demand registration rights that is exercising such rights in connection with such registration, (ii) second, the Piggyback Shares, in each case pro rata based on the number of Shares held thereby (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (iii) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering).

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1.4 Deemed Underwriter. The Company agrees that, if a Holder or any of its Affiliates could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration of any Equity Securities of any Holder or any of its Affiliates (any such registration statement or amendment or supplement filed in connection with such registration, a “Deemed Underwriter Registration Statement”), then the Company will cooperate with such Holder or Affiliate in allowing such Holder or Affiliate to conduct reasonable and customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at a Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of any Deemed Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and an opinion, dated as of such date, of counsel representing the Company for purposes of such Deemed Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” statement for such offering, addressed to such Holder. The Company will also permit legal counsel to the applicable Holder to review and comment upon any such Deemed Underwriter Registration Statement at least ten (10) Business Days prior to its filing with the Commission and all amendments and supplements to any such Deemed Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Deemed Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects.

1.5 Expenses. The Company will pay all Registration Expenses in connection with all registrations (which, for purposes of this section, shall include any qualifications, notifications and exemptions) under this section. “Registration Expenses” means all reasonable expenses incident to the Company’s performance of or compliance with this Section 1, including all registration and filing fees (including fees of the Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters in underwritten offerings required by or incident to such performance and compliance, the reasonable fees and disbursements of Holder’s Counsel (as defined below), not to exceed $25,000 in the aggregate (or such greater amount with the Company’s consent, which consent shall not be unreasonably withheld, conditioned or delayed), and any accountants retained by the Holders with respect to any Shares being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided, however, that the Company shall not be required to pay for any expenses of the Holders for any registration proceeding pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Shares that were to be included in the withdrawn registration), unless the Requisite Holders agree to forfeit their right to one registration pursuant to Section 1. All underwriting discounts, selling commissions, and stock transfer taxes and other non-Registration Expenses applicable to the sale of the Shares of the Holders shall be borne and paid by the Holders pro rata on the basis of the number of Shares registered on their behalf.

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1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Shares, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the Commission a registration statement with respect to such Shares and use commercially reasonable efforts to cause such registration statement to become effective and, unless the Holders of a majority of the Shares registered thereunder notify the Company otherwise, to keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that, the Company shall furnish, at least five (5) Business Days before filing such registration statement, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Holder (the “Holder’s Counsel”), copies of all such documents proposed to be filed for such counsel’s review and comment (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances) and not file any such registration statement, prospectus or amendment or supplement thereto in a form to which Holder’s Counsel reasonably objects;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to make public any material non-public information provided to the Purchaser Group during the effective period of such registration statement;

(c) notify in writing the Holder’s Counsel promptly (x) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (y) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any action threatening any proceeding for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Shares for sale in any jurisdiction or the initiation of any action threatening the qualification of such Shares for sale in any jurisdiction;

(d) furnish to each Holder of Shares covered by such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Shares owned thereby;

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(e) use commercially reasonable efforts to register, exempt from registration, and/or to qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as may be required for the Holder to sell securities under the registration statement or as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (x) to qualify to do business in any such states or jurisdictions, (y) to file a general consent to service of process in any such states or jurisdictions or (z) to subject itself to taxation in any such states or jurisdictions;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

(g) notify each Holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to any offeree of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) make available for inspection by each Holder of Shares covered by such registration statement, the Holder’s Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”) all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement, including, but not limited to, monthly, quarterly and annual financial statements. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors to any third party unless (x) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (y) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or a governmental agency having jurisdiction over such matter, or (z) such Information has been made generally available to the public by the Company, provided, in any event, that the Holders shall use commercially reasonable efforts to provide the Company with reasonable advance written notice prior to any such disclosure. The Holders of any Shares covered by such registration statement hereby agree that they will, upon learning that disclosure of such Information is sought by a court of competent jurisdiction or a governmental agency having jurisdiction over such matter, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

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(i) in the case of an underwritten offering, use commercially reasonable efforts to obtain from its independent certified public accountants “comfort” letters (x) listing the Company and each selling Holder as an addressee thereof or otherwise naming the Company and each selling Holder as a third party beneficiary thereof and (y) otherwise in customary form and at customary times and covering matters of the type customarily covered by comfort letters given by independent certified public accountants in such transactions;

(j) in the case of an underwritten offering, use commercially reasonable efforts to obtain from its counsel an opinion or opinions (x) listing the Company and each selling Holder as an addressee thereof or otherwise naming the Company and each selling Holder as a third party beneficiary thereof and (y) otherwise covering such matters as are customary in such transactions, including a standard “10b-5” opinion for such offering;

(k) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Shares;

(l) issue to any underwriter to which any Holder may sell Shares in such offering one or more certificates evidencing such Shares;

(m) use commercially reasonable efforts to assist the selling Holders and the managing underwriters or agents, if any, in marketing any Shares that are included in the registration statement, including causing its officers and employees to participate in any “roadshow” and other investor presentations that the Holders may reasonably request; and

(n) subject to all of the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby. The Company may suspend the use of a prospectus included in any registration statement filed pursuant to this Agreement if the Company is then in possession of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a material adverse effect upon the Company.

The Company shall promptly notify all Holders of Shares covered by such registration of any such determination by the Board of Directors and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of securities pursuant to such registration statement. Upon such suspension, the Company shall take all commercially reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction). The Company hereby agrees that no such suspension shall last more than ninety (90) days without the prior written consent of the Requisite Holders.

1.7 Termination of Registration Rights. The registration rights set forth in this Agreement shall terminate at such time as Rule 144 (as defined below) or another similar exemption under the Securities Act is available for the sale of all of the Holders’ Shares without limitation during a three-month period without registration.

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1.8 Indemnification.

(a) In connection with any registration, subject to Section 1.8(d) below, the Company shall indemnify and hold harmless each Holder selling Shares and each of its Affiliates, each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (collectively, the “Holder Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Holder Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (w) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Holders, or (x) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (z) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 1.8(c), the Company shall reimburse each such Holder Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Holder Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, however, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

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(b) In connection with any registration, subject to Section 1.8(d) below, a Holder selling any Shares included in such registration being effected shall indemnify and hold harmless each other selling holder of any Shares, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (collectively, the “Company Indemnified Persons” and together with the “Holder Indemnified Persons,” collectively, the “Indemnified Persons”), against any liability, joint or several, to which any such Holder Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, or the Holders, or (y) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and in the case of (x), (y) and (z) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. Such selling Holder shall reimburse any Holder Indemnified Person for any reasonable legal expenses incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Holder for indemnification under this Agreement in its capacity as a seller of Shares exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (ii) the amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, however, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) In the event the Company, any selling Holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 1.1 or Section 1.2 above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(d) If the indemnification provided for in this Section 1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, claim, damage, expense or liability referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such any loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such any loss, claim, damage, expense or liability as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 1.8 when combined with any other amounts paid by such Holder pursuant to this Agreement exceed the lesser of that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or the amount equal to the proceeds to such Holder of the securities sold in any such registration. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 1 shall survive the completion of any offering of securities in a registration statement under this Agreement or otherwise (and shall survive the termination of this Agreement).

2. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth below:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Articles” means the Company’s Certificate of Incorporation, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof

“Board of Directors” has the meaning given to such term in the Articles.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” means shares of the Company’s Common Stock, par value $0.025, per share.

“Company” has the meaning given to such term in the introduction to this Agreement and shall include any Person that shall succeed to or assume the obligations of the Company.

“Company Group” means the Company and its Subsidiaries.

“Effectiveness Date” means, with respect to any registration statement required to be filed hereunder, the sixtieth (60th) calendar day following the Filing Date, provided, however, that in the event the Company is notified by the Commission that any registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such registration statement shall be the third (3rd) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

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“Equity Securities” means, as to any Person, such Person’s equity securities or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including options, warrants, phantom equity, equity appreciation rights, convertible notes or debentures, equity purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to (i) the Initial Registration Statement, the earlier to occur of (A) the later of (1) the seventh (7th) calendar day following the date hereof or (2) the seventh (7th) calendar day following the date the Company’s registration statement on Form S-3 filed with the Commission on April 30, 2018, as amended by Amendment No. 1 thereto filed on June 1, 2018 (File No. 333-224511) (the “Pending Registration Statement”) is decided effective by the Commission or withdrawn by the Company, or (B) the thirtieth (30th) day following the date hereof, and (ii) any other registration statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Shares.

“Holder” means each and every holder or beneficial owner of any portion of the Shares, which shall initially be the Purchaser. For purposes of simplicity, this Agreement was drafted in contemplation of one Holder. In the event that, at any given time, there shall be more than one Holder, (i) references to “Holder” and the “Shares” shall mean each Holder and the portion of the Shares held by each such Holder, (ii) all notices shall be delivered to each Holder in accordance with Section 12 and (iii) with respect to any action, approval, or consent of the Holder required or otherwise permitted pursuant to the provisions hereof, or any amendment, modification or waiver under or with respect to this Agreement, such action, approval, consent, amendment, modification or waiver shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Requisite Holders, regardless of whether any such party has consented thereto. Without in any way limiting the foregoing, the term “Holder” shall include the Purchaser and each of its successors and/or assigns that at any time holds or otherwise owns any portion of the Shares.

“Initial Registration Statement” means the initial registration statement required to be filed pursuant to Section 1.1 covering the Shares.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, Person that is not a United States Person (as such term is defined in Section 7701(a) (30) of the Internal Revenue Code) for U.S. federal income tax purposes or domestic, having jurisdiction over either the Company or any Holder.

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“Piggyback Shares” means, collectively, the Shares of each Holder requesting piggyback registration rights hereunder.

“Purchaser Group” means the Purchaser and its Affiliates.

“Requisite Holders” means the Holder or Holders that own or otherwise hold more than fifty-percent (50%) of the Shares.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff, and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Shares” means, as of any date of determination, (a) the Common Shares issued or issuable to the Holders upon conversion of the shares of Series F Preferred Stock or any other Equity Security owned by Holders (in each case, assuming on such date that the shares of Series F Preferred Stock or other Equity Securities are converted in full without regard to any limitations on conversion, including any limitations set forth in the Articles), (b) any Common Shares issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, and (c) any Common Shares owned by Holders (including those issued in conjunction with the Warrant Cancellation Agreement).

“Stockholder” means each holder of the Company’s Equity Securities.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

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“Warrant Cancellation Agreement” means that certain Amended and Restated Warrant Cancellation and Stock Issuance Agreement between the Company and the Purchaser dated January 9, 2017.

Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

3. OBSERVATION RIGHTS. The Holder shall be entitled to appoint one Person (the “Holder Appointee”) to attend, as a non-voting observer, each meeting of the Board of Directors, or any committee thereof, whether such meeting is conducted in person or by telephone. The Holder Appointee shall be entitled to receive, with respect to each meeting of the Board of Directors or any committee thereof: (a)(i) written notice of each regular meeting at least ten (10) days in advance thereof and (ii) written notice of each special meeting at least two (2) Business Days in advance of such meeting, but, in any case involving any such regular or special meeting, such notice shall be delivered no later than the date on which the members of the Board of Directors or the committee, as applicable, are notified of such meeting, and (b) any and all information provided in connection with each such meeting to all other potential attendees of such meeting, in each case at the time and in the same manner as provided to such other attendees. Additionally, the Holder Appointee shall receive copies of all other notices, minutes, consents and other material items that the Company provides to its directors at the same time and in the same manner as provided to such directors. The Holder Appointee shall receive reimbursement from the Company for any and all reasonable out-of-pocket expenses incurred in connection with attending any and all meetings of the Board of Directors or any committee thereof. The Holder shall be entitled to fill any vacancy caused by the resignation, death or removal of a prior Holder Appointee. As of the date hereof, the Holder has elected not to appoint a Holder Appointee.

4. INDEMNIFICATION.

4.1 Generally. Without limitation of any other provision of this Agreement, the Purchase Agreement or the Warrant Cancellation Agreement, the Company agrees to defend, indemnify and hold the Holder, its respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the “Holder Indemnified Parties” and, individually, a “Holder Indemnified Party”) harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including reasonable fees of a single counsel representing the Holder Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Holder Indemnified Party (“Losses”), based upon, arising out of, or by reason of (a) any breach of any representation or warranty made by the Company in this Agreement, the Purchase Agreement or the Warrant Cancellation Agreement, (b) any breach of any covenant or agreement made by the Company in this Agreement, the Purchase Agreement or the Warrant Cancellation Agreement, or (c) any third party or governmental claims relating in any way to such Holder Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Holder Indemnified Party’s involvement with the Company (including any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Holder Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent (and then solely to such extent) that such Losses arise from and are based on (i) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Party, or (ii) conduct by a Holder Indemnified Party which constitutes fraud or willful misconduct.

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4.2 Other Indemnitors. The Company hereby acknowledges that certain of the Holder Indemnified Parties have certain rights to indemnification, advancement of expenses or insurance provided by the Purchaser Group (collectively, the “Other Indemnitors”). The Company hereby agrees that (a) to the extent legally permitted and as required by the terms of this Agreement (or by the terms of any other agreement between the Company and a Holder Indemnified Party), (i) the Company is the indemnitor of first resort (i.e., its obligations to each Holder Indemnified Party are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Holder Indemnified Party are secondary) and (ii) the Company shall be required to advance the full amount of expenses incurred by a Holder Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that a Holder Indemnified Party may have against the Other Indemnitors and (b) the Company irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (a) of this sentence for which any Holder Indemnified Party has received indemnification or advancement from the Company. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of any Holder Indemnified Party with respect to any claim for which a Holder Indemnified Party has sought indemnification from the Company shall affect the foregoing and that the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Holder Indemnified Party against the Company.

4.3 Certain Limitations. If the indemnification provided for in Section 4.1 above for any reason is held by a court of competent jurisdiction to be unavailable to a Holder Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Holder Indemnified Party thereunder, shall contribute to the amount paid or payable by such Holder Indemnified Party as a result of such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Holder in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4 Other. Each of the Company and the Holder agrees that it would not be just and equitable if contribution pursuant to Section 4.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The rights to indemnification provided to the Purchaser (and any other Person who becomes a Holder) and the other Holder Indemnified Parties in this Section 4 shall survive the termination of this Agreement or the exchange or transfer of Shares. The Holder Indemnified Parties and Other Indemnitors are express third party beneficiaries of the terms of this Section 4.

5. AVAILABILITY OF INFORMATION.

5.1 Compliance. The Company shall comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”)) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Shares.

5.2 Cooperation. The Company shall also cooperate with the Holder (so long as it holds any Restricted Securities) in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Shares.

5.3 Assistance with Sales of Shares. If requested by the Holder, the Company shall make a public disclosure of any material nonpublic information previously supplied to the Holder in order to facilitate the sale of Shares by the Holder pursuant to Rule 144; such disclosure shall be made no later than forty-five days following the request by the Holder. Notwithstanding the foregoing, Company may suspend the disclosure of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a material adverse effect upon the Company, in which event the Company shall immediately provide notice of the determination to the Holder. Upon such determination, the Company shall take all commercially reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction). The Company hereby agrees that no such suspension shall last more than ninety (90) days without the prior written consent of the Requisite Holders.

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6. MULTIPLE HOLDERS; NO LIABILITIES AS A STOCKHOLDER.

6.1 Multiple Holders. In the event that there shall be multiple Holders, each Holder agrees that (i) no other Holder will by virtue of this Agreement or by such Holder’s ownership of Shares be under any fiduciary or other duty to take any action or omit to take any action under this Agreement and (ii) each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

6.2 No Liabilities As a Stockholder. Nothing contained in this Agreement shall be construed as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on any Holder as a holder of Equity Securities of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7. NO EFFECT ON LENDER RELATIONSHIP. The Company and each Holder acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, in the event the Purchaser Group is a lender or agent for lenders to the Company prior to, on or after the date hereof, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Purchaser Group in its or their capacity as a lender or as agent for lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money or in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its Subsidiaries or (z) any duty it may have to any holder of the Company’s Equity Securities (including any other Holder, in the event that there shall be multiple Holders), except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by the Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Purchaser or any of its Affiliates as a lender or agent for lenders.

8. CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST.

8.1 General. In recognition and anticipation (a) that the Purchaser is a significant equityholder of the Company, (b) that directors, officers and/or employees of the Purchaser Group may serve as the Holder Appointee (or in other capacities of the Company Group), (c) that the Company Group may, directly or indirectly, through ownership interests in a variety of enterprises, engage in activities that overlap with or compete with those in which the Company Group, directly or indirectly, may engage, (d) that the Purchaser Group may have an interest in the same areas of corporate opportunity as the Company Group and (e) that, as a consequence of the foregoing, it is in the best interests of the Company Group that the respective rights and duties of the Company Group and of the Purchaser Group, and the duties of any Holder Appointee (or any other Person in service to the Company Group) who are also directors, officers or employees of the Purchaser Group, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company Group, on the one hand, and the Purchaser Group, on the other hand, the provisions of this Section 8 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Company Group in relation to the Purchaser Group and the conduct of certain affairs of the Company Group as they may involve the Purchaser Group, their respective officers, directors and employees, and the power, rights, duties and liabilities of the Company Group and its officers, directors and equityholders in connection therewith. The Stockholders and any Person purchasing or otherwise acquiring any Shares, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Section 8.

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8.2 Duties of the Purchasers. The Company and each Holder hereto acknowledges and agrees that nothing in this Agreement, the Warrant Cancellation Agreement or otherwise shall create a fiduciary duty of the Purchaser Group, or any officer, director or employee of the Purchaser Group, to the Company Group or any of its equityholders. Notwithstanding anything to the contrary in this Agreement or the Warrant Cancellation Agreement or any actions or omissions by representatives of the Purchaser Group in whatever capacity, including as a Holder Appointee, it is understood that the Purchaser Group is not acting as a financial advisor, agent or underwriter to the Company Group or otherwise on behalf of the Company Group unless retained to provide such services pursuant to a separate written agreement. Except as otherwise agreed in writing between the Company and the Purchaser, the Purchaser Group shall to the fullest extent permitted by law have no duty to refrain from (a) engaging in the same or similar activities or lines of business as the Company Group or (b) doing business with any client, customer or vendor of the Company Group. If the Purchaser Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company Group and the Purchaser Group, then the Company and each Holder (that is not a member of the Purchaser Group) to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company Group. In the case of any such corporate opportunity, the Purchaser Group shall to the fullest extent permitted by law not be liable to the Company Group or their equityholders or to any other Holder, as an equity holder of the Company by reason of the fact that the Purchaser Group acquires or seeks such corporate opportunity for themselves, direct such corporate opportunity to another Person or otherwise does not communicate information regarding such corporate opportunity to the Company Group.

8.3 Duties of Certain of the Purchaser’s Affiliates. If a Holder Appointee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company Group and the Purchaser Group, then such Holder Appointee shall have no duty to communicate or present such corporate opportunity to the Company Group and shall, to the fullest extent permitted by law, not be liable to the Company Group or their equityholders, or to any other Holder, for breach of any fiduciary or other duty as an observer to the Board of Directors or committee thereof or in any other capacity by reason of the fact that the Purchaser Group pursues or acquires such corporate opportunity for themselves, direct such corporate opportunity to another Person or do not present such corporate opportunity to the Company Group, and the Company and each Holder (that is not a member of the Purchaser Group) to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Company Group.

8.4 Corporate Opportunities Defined. For purposes of this Section 8, “corporate opportunities” shall include, but not be limited to, business opportunities that the Company Group is financially able to undertake, that are, from their nature, in the line of the Company Group’s business, that are of practical advantage to it and that are ones in which the Company Group, but for the provisions of Sections 8.2 and 8.3, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Purchaser Group or their officers or directors will be brought into conflict with that of the Company Group.

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9. NON PROMOTION. The Company agrees that it will not, without the prior written consent of the Purchaser, in each instance, use in advertising, publicity or otherwise any name of the Purchaser Group, or any partner or employee of the Purchaser Group, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser Group, or represent, directly or indirectly, that any product or any service provided by the Company Group has been approved or endorsed by such Purchaser Group.

10. USE OF LOGO. The Company grants the Purchasers permission to use any name or logo of the Company Group in any marketing materials of the Purchaser Group. The Purchaser Group shall include a trademark attribution notice giving notice of the Company Group’s ownership of its trademarks in the marketing materials in which the Company Group’s name and logo appear.

11. LOCK-UP LIMITATIONS. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit the Purchaser Group from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, no restrictions set forth in this Agreement shall apply to Equity Securities acquired by the Purchaser Group following the effective date of the first registration statement of the Company covering Equity Securities to be sold on behalf of the Company in an underwritten public offering.

12. NOTICES.

12.1 Manner of Delivery. Any notice or other communication in connection with this Agreement shall (a) if delivered personally, be deemed received upon delivery; (b) if delivered by telecopy or electronic mail, be deemed received on the Business Day of confirmation; (c) if delivered by certified mail, be deemed received upon actual receipt thereof or three Business Days after the date of deposit in the United States mail, as the case may be; and (d) if delivered by nationally recognized overnight delivery service, be deemed received the Business Day after the date of deposit with the delivery service.

12.2 Place of Delivery. Any notice or other communication in connection with this Agreement shall be delivered to the following address (a) if to the Holder, to the address set forth on the signature page hereto (or any other address that the Holder may designate by written notice to the Company in accordance with this Section 12) with a copy of such notice delivered by electronic mail, (b) if to the Company, to the attention of its Chief Executive Officer or President at its Chief Executive Office.

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13. WAIVERS; AMENDMENTS. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders), and no amendment or waiver of this Agreement shall require the consent of any Stockholder. Any amendment or waiver effected in compliance with this Section 13 shall be binding upon the Company and the Holder. In the event that there shall be multiple Holders, the Company shall give prompt notice to each Holder of any amendment or waiver effected in compliance with this Section 13. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

14. MISCELLANEOUS.

14.1 Expenses. The Company shall pay all reasonable expenses of the Holder, including reasonable legal expenses, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof.

14.2 Successors and Assigns. All the provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

14.3 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

14.4 Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal rights available to such party (including equitable remedies) for the other parties’ failure to perform its obligations hereunder, the Company and the Holders each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder (or any failure to observe the terms of this Agreement by any Stockholder) may be inadequate and that may shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

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14.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.7 Section Headings; Construction. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Agreement. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The terms “include,” “includes” or “including” mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular section or article in which such words appear.

14.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date hereof.

COMPANY:

ATTIS INDUSTRIES INC.

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date hereof.

HOLDER:

GOLDMAN SACHS & CO. LLC

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Managing Director

Address for Notices:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attn: AmSSG Legal Department with copies to (which shall not constitute notice):

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attn: Peter Marshall

[Signature Page to Attis Industries Inc. Registration Rights Agreement]